Exhibit 10.29

                           SECOND AMENDMENT TO
                         NATIONAL PIZZA COMPANY
                           PROFIT SHARING PLAN

This Amendment is entered into and is effective as of the first day of January, 1993 by National Pizza Company (the "Employer").

WITNESSETH, WHEREAS:

The Employer maintains a plan intended to meet the requirements of
Section 401(a) of the Internal Revenue Code of 1986, as amended
(the "Code"), for the benefit of its employees; and

The Employer is empowered to amend the Plan pursuant to Article
11.1 thereof; and

The Employee wishes to amend the Plan to the extent necessary to provide for distributions to be made as soon as possible upon the occurrence of an event giving rise to a distribution;

The Employer also wishes to amend the Plan to the extent necessary and permitted under IRS Revenue Procedure 93-3 to ensure its compliance with Section 401(a)(31) and any other applicable sections of the Code by adopting an amendment as provided under Revenue Procedure 93-3;

NOW, THEREFORE, the Employer has determined that the Plan shall be amended, effective as of the date set forth above, as follows:


1.                                 Section 6.2 of the Plan is
hereby amended and restated in its entirety as follows:

  6.2Time of Benefit Commencement

      (a)Benefit Commencement

         Benefits shall be paid as soon as practical following a request for benefit commencement and determination of the amount of payment under Section 6.2(b).
          Participants and Beneficiaries may request benefit commencement as described below.

          (1)Participant

             A Participant who is eligible for benefits may request commencement by written notice to the Administrative Committee. Benefits may commence at any time following termination and on or before the date the Participant attains or would have attained age 70 1/2. If such a Participant fails to request benefit commencement, he or she shall be deemed to have requested that benefits commence on the date the Participant attains or would have attained age 70 1/2.

          (2)Beneficiary

             A Beneficiary who is eligible for benefits shall receive benefits within a reasonable time following the date of the Participant's death.

          (3)Age 70 1/2 Limitation

             In no event shall benefits commence later than April 1 following the calendar year in which the Participant attains age 70 1/2, regardless of whether the Participant continues in service after that date (unless the Participant attained age 70 1/2 prior to January 1, 1988 and was not a 5% owner at any time after age 66 1/2, in which case payments shall commence no later than upon termination of employment).

      (b)Amount of Payment

          The amount distributed shall be based on the Account balance determined as of the most recent completed
          Valuation Date.

      (c)Small Benefits

          Notwithstanding any election to commence benefits or lack thereof, the Administrative Committee shall distribute a benefit which is $3,500 or less at the time benefits commence, in a lump sum as soon as practical following termination of employment, death or becoming Disabled, without Participant or Beneficiary consent.

2. Section 6 of the Plan is hereby amended by adding thereto the following Section 6.6:

  6.6Rollovers to Other Plans or IRAs

     This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Definitions:

  (1)Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

     (a)any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's beneficiary, or for a specified period of ten years or more;

     (b)any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

     (c)the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

  (2)Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

  (3)Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations orders as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

  (4)Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

Except as amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Plan is amended as of the day and date set forth above.
                                   National Pizza Company
                           By:
                           Title: